Exhibit 99.1

AGREEMENT

by and between

3DIcon Inc.

Suite 150

6804 South Canton Avenue

Tulsa, Oklahoma 74136

and

Michael A. Kraft

MKT Partners

3065 Sand Pebble Cove Drive

Pinckney, MI 48169

mktechintl@gmail.com

3DIcon Inc. (“3DIcon”) (hereinafter referred to as the “Company”) is pleased to offer Michael A. Kraft (hereinafter “CEO”) this agreement (hereinafter “Agreement”) on the terms and conditions set forth herein effective as of the 20th day of March 2017 (hereinafter the “Effective Date”). Company and CEO may be referred to herein, whether singular or plural, as “Party” or “Parties” as may be applicable.

1.	This Agreement shall be effective as of March 20, 2017 (hereinafter “Starting Date”) and shall continue in full force and effect through March 20, 2018 (hereinafter “Ending Date”) unless: a) earlier terminated by either Party or mutually terminated by the Parties with or without cause upon sixty (60) days' prior written notice by one Party to the other Party; or b) upon the earlier of the date of any uncured default or breach of this Agreement; or c) extension of the Ending Date or any other additional period that this Agreement shall be in effect that the Parties mutually desire and agree to reduce to writing and sign. Any such termination, which shall be accomplished without penalty unless otherwise specifically stated herein, shall not relieve or release either Company or CEO from any rights, liabilities or obligations that may have accrued under the law or terms and conditions of this Agreement prior to the date of such termination.

In the event that either Party hereto shall commit any material breach or default in any of the terms or conditions of this Agreement, and also shall fail to remedy such default or breach within sixty (60) calendar days after receipt of written notice thereof from the other Party hereto, the Party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other Party to such effect, and such termination shall be effective as of the date of the receipt of such notice.

3DIcon Corporation	Confidential
Agreement for M. Kraft

2.	CEO’s position shall be that of an independent contractor and not as an employee or affiliate of the Company.

3.	CEO shall make up to seven (7) days available to the Company each month, for the first three (3) months of this Agreement at which time the time component shall be adjusted as needed.

4.	Full consideration for any and all other consulting time/services or other services or activities that are requested by Company and subsequently provided by CEO to Company hereunder, Company shall pay CEO based on the following schedule:

a.	$1,500 per day (a day defined as at least 8 hours) plus the additional consideration as described below. $1,500 per day shall be billed to the Company in Half-Day units of $750 each.

The equity portion of the consideration shall consist of the following assuming the CEO is employed and in good standing with the Company at the applicable date:

a.	A bonus of $25,000 payable in stock at the market price within 30 days of the closing of the reverse split currently being executed by the Company; and

b.	An option to purchase from the Company $50,000 of stock at the market price on the date of the execution of the reverse split. This option shall expire ten (10) years from the Ending Date.

5.	Subject to Company’s request and only with prior approval by Company of any traveling by CEO at the request of and on behalf of Company, Company agrees to reimburse CEO for the following expenses that are allowed by Company upon prompt submission by CEO to Company of an expense report(s) with written record(s) or other proof of such expense(s) as provided for in this Agreement:

a.	reasonable travel expenses such as airfare, train fare, automobile mileage, re-fueling of automobiles, automobile rentals, and taxi fares to and from the place of consultation if it is a location or locations other than the Consultants home address; and

3DIcon Corporation	Confidential
Agreement for M. Kraft

b.	reasonable living expenses at such location(s) if it is a location or locations other than in the Consultants home town; and

c.	any other out-of-pocket expenses incurred by CEO in carrying out consulting-related services that Company requests and approves prior to CEO incurring any such expense(s).

Payment for reimbursement of those aforementioned expenses specified in this paragraph 5 that are allowed by Company shall be made within 30 calendar days upon CEO’s submittal of invoices, expense reports, and related documentation or other information as specified in paragraph 6 of this Agreement to Company. CEO shall send invoices, expense reports, and related documentation or other information to:

3DIcon, Corp

Attention: Judith Keating

Suite 150

6804 South Canton Avenue

Tulsa, Oklahoma 74136

6.	CEO shall invoice Company once a month for all consulting time/services or other services or activities that are requested by Company and properly performed by CEO under this Agreement during the preceding month. CEO’s invoice shall be accompanied by such records or other written proof as Company deems adequate to verify the billings appearing therein and shall be in such form as agreeable to Company. CEO shall send invoices and related documentation or other information to Company at the address specified in paragraph 5. Payment shall be considered made when payment checks are mailed or otherwise transmitted to CEO by Company.

7.   CEO shall act as the Company’s Chief Executive Officer, during the term of this agreement.

8.   Any and all services or activities performed by CEO that are requested by Company shall be subject to the terms and conditions of the Confidentiality Agreement by and between CEO for Company, effective as of March 16, 2017, which shall control. Specifically, CEO shall not disclose to any other parties whatsoever any information or data or any unpublished information concerning Company business and research activities and interests with which CEO becomes familiar in CEO’s contacts or other interactions with Company without Company’s prior written consent. Similarly, CEO shall not disclose to others without Company’s prior written consent the results of specific nature of CEO’s work performed under this Agreement.

3DIcon Corporation	Confidential
Agreement for M. Kraft

Subject to and in accordance with paragraph 8, CEO agrees to communicate to Company any and all ideas, creations, concepts, improvements, and other creative works which CEO conceives or makes or produces, reduces to practice, or otherwise manifests and which arise from CEO services or other services or activities for Company pursuant to and under this Agreement, and CEO hereby agrees to assign all rights, copyrights, control, and titles to any and all such ideas, creations, concepts, improvements, and other creative works to Company. If Company considers any and all such ideas, creations, concepts, improvements, and other creative works to be inventions on which Company wishes to apply for United States or foreign patents, copyrights, trademarks, or other protection(s) of intellectual property, CEO shall at Company’s request execute any and all papers, documents, records, or other information deemed necessary or advisable for the filing and prosecution of any such patent applications, copyrights, or trademarks and for providing confirmation of Company legal title to and control of any and all such inventions, applications, and any patents granted. Company shall bear all legal costs involved with CEO’s execution of any and all papers, documents, records, or other information deemed necessary or advisable for the filing and prosecution of any such patent applications, copyrights, or trademarks and for providing confirmation of Company legal title to and control of any and all such inventions, applications, and any patents granted.

9.	CEO’s obligations under paragraphs 5, 6, and 8 shall survive and continue beyond the termination of this Agreement insofar as such obligations relate to CEO’s services or other activities under this Agreement prior to termination of this Agreement.

It is understood by the Parties and CEO agrees that CEO has no obligations that are inconsistent with accepting the terms and conditions of this Agreement and that CEO agrees that CEO shall not undertake any such inconsistent obligations or render any services or activities that are inconsistent with this Agreement while this Agreement is in effect. If this understanding is correct and if CEO also accepts the terms and conditions set forth herein, please so indicate by signing and dating duplicate originals of this Agreement.

3DIcon Corporation	Confidential
Agreement for M. Kraft

OFFERED BY 3DIcon Corporation:

By:	By:
Victor Keen	Simon Calton
Co-Chair Board Member	Co-Chair Board Member

Date of Signature:	Date of Signature:

ACCEPTED BY CEO:

By:
Michael A. Kraft
MKT Partners LLC

Date of Signature: